Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation, by reference in this Registration Statement on Form F-3 of Just Energy Group Inc. [the “Company”] of our report dated May 17, 2012 with respect to the consolidated financial statements of the Company as at March 31, 2012 and 2011, and April 1, 2010, and for the years ended March 31, 2012 and 2011, included in the Company’s Annual Report on Form 40-F, as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Toronto, Canada,	Chartered Accountants
April 26, 2013.	Licensed Public Accountants